Exhibit 99.1

GM FINANCIAL REPORTS FULL YEAR AND DECEMBER QUARTER 2016
OPERATING RESULTS

•	Full year net income of $754 million; December quarter net income of $254 million

•	Full year retail loan and lease originations of $43.4 billion; $10.6 billion for the December quarter

•	End of period earning assets of $78.6 billion

•	Available liquidity of $14.2 billion at year end

FORT WORTH, TEXAS February 7, 2017 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced net income of $254 million for the quarter ended December 31, 2016, compared to $131 million for the quarter ended December 31, 2015. Net income for the year ended December 31, 2016 was $754 million, compared to $646 million for the year ended December 31, 2015. Net income for the quarter ended December 31, 2016 includes $60 million in income tax benefits related to the recognition of currency losses arising from the ownership realignment of certain wholly-owned foreign subsidiaries and the release of a valuation allowance established in connection with our acquisition of the International Operations.

Retail loan originations were $4.7 billion for the quarter ended December 31, 2016, compared to $5.1 billion for the quarter ended September 30, 2016, and $4.4 billion for the quarter ended December 31, 2015. Retail loan originations for the year ended December 31, 2016 were $18.0 billion, compared to $17.5 billion for the year ended December 31, 2015. The outstanding balance of retail finance receivables was $32.9 billion at December 31, 2016.

Operating lease originations were $5.9 billion for the quarter ended December 31, 2016, compared to $6.2 billion for the quarter ended September 30, 2016, and $5.4 billion for the quarter ended December 31, 2015. Operating lease originations for the year ended December 31, 2016 were $25.4 billion, compared to $20.2 billion for the year ended December 31, 2015. Leased vehicles, net was $34.5 billion at December 31, 2016.

The outstanding balance of commercial finance receivables was $11.1 billion at December 31, 2016 compared to $9.8 billion at September 30, 2016 and $8.4 billion at December 31, 2015.

Retail finance receivables 31-60 days delinquent were 3.7% of the portfolio at December 31, 2016 and 4.2% at December 31, 2015. Accounts more than 60 days delinquent were 1.7% of the portfolio at December 31, 2016 and 1.6% at December 31, 2015.

Annualized net charge-offs were 2.2% of average retail finance receivables for the quarter ended December 31, 2016 and 2.2% for the quarter ended December 31, 2015. For the year ended December 31, 2016, retail net charge-offs were 2.0%, compared to 1.9% for the year ended December 31, 2015.

The Company had total available liquidity of $14.2 billion at December 31, 2016, consisting of $3.2 billion of cash and cash equivalents, $9.5 billion of borrowing capacity on unpledged eligible assets, $0.5 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $42 million for the three months ended December 31, 2016 compared to $36 million for the three months ended September 30, 2016, and $31 million for the three months ended December 31, 2015. Earnings for the year ended December 31, 2016 were $151 million, compared to $116 million for the year ended December 31, 2015.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve in North America, Latin America, China and Europe, particularly the United Kingdom where automobile sales may be negatively impacted due to the passage of the referendum to discontinue its membership in the European Union; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate and currency exchange rate fluctuations; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; changes in general economic and business conditions; and changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue
Finance charge income	$848	$837	$3,329	$3,381
Leased vehicle income	1,761	980	5,925	2,807
Other income	83	61	304	266
Total revenue	2,692	1,878	9,558	6,454
Costs and expenses
Operating expenses	421	348	1,490	1,293
Leased vehicle expenses	1,366	777	4,529	2,200
Provision for loan losses	150	184	669	624
Interest expense	603	433	2,108	1,616
Total costs and expenses	2,540	1,742	8,796	5,733
Equity income	42	31	151	116
Income before income taxes	194	167	913	837
Income tax (benefit) provision	(60)	36	159	191
Net income	$254	$131	$754	$646

Consolidated Balance Sheets
(Dollars in millions)

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$3,201	$3,061
Finance receivables, net	43,190	36,781
Leased vehicles, net	34,526	20,172
Goodwill	1,196	1,189
Equity in net assets of non-consolidated affiliates	944	986
Property and equipment, net of accumulated depreciation	279	219
Deferred income taxes	274	231
Related party receivables	510	573
Other assets	3,645	2,692
Total assets	$87,765	$65,904
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Secured debt	$39,270	$30,689
Unsecured debt	34,606	23,657
Accounts payable and accrued expenses	1,474	1,218
Deferred income	2,365	1,454
Deferred income taxes	220	129
Related party payables	400	362
Other liabilities	737	343
Total liabilities	79,072	57,852
Shareholder's equity	8,693	8,052
Total liabilities and shareholder's equity	$87,765	$65,904

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended December 31,
Originations	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$3,024	$1,633	$4,657	$2,861	$1,569	$4,430
GM lease originations	$5,871	$68	$5,939	$5,366	$22	$5,388
GM new vehicle loans and leases as a percentage of total loan and lease originations	86.8%	88.1%	87.0%	88.0%	86.8%	87.8%

	Year Ended December 31,
	2016			2015
	North America	International	Total	North America	International	Total
Retail finance receivables originations	$11,509	$6,545	$18,054	$10,931	$6,606	$17,537
GM lease originations	$25,151	$226	$25,377	$20,121	$78	$20,199
GM new vehicle loans and leases as a percentage of total loan and lease originations	87.7%	87.4%	87.6%	84.3%	85.3%	84.5%

	Three Months Ended December 31,
Average Earning Assets	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$21,320	$11,224	$32,544	$17,479	$11,029	$28,508
Average commercial finance receivables	5,955	4,425	10,380	3,857	4,374	8,231
Average finance receivables	27,275	15,649	42,924	21,336	15,403	36,739
Average leased vehicles, net	32,941	221	33,162	18,478	78	18,556
Average earning assets	$60,216	$15,870	$76,086	$39,814	$15,481	$55,295

	Year Ended December 31,
	2016			2015
	North America	International	Total	North America	International	Total
Average retail finance receivables	$19,783	$11,233	$31,016	$15,688	$11,509	$27,197
Average commercial finance receivables	4,934	4,484	9,418	3,465	4,364	7,829
Average finance receivables	24,717	15,717	40,434	19,153	15,873	35,026
Average leased vehicles, net	27,787	161	27,948	13,033	57	13,090
Average earning assets	$52,504	$15,878	$68,382	$32,186	$15,930	$48,116

Ending Earning Assets	December 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Retail finance receivables	$21,786	$11,124	$32,910	$18,148	$10,976	$29,124
Commercial finance receivables	6,527	4,596	11,123	4,051	4,388	8,439
Leased vehicles	34,284	242	34,526	20,086	86	20,172
Ending earning assets	$62,597	$15,962	$78,559	$42,285	$15,450	$57,735

Total Finance Receivables	December 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Retail
Retail finance receivables, net of fees(a,b)	$21,786	$11,124	$32,910	$18,148	$10,976	$29,124
Less: allowance for loan losses	(666)	(127)	(793)	(618)	(117)	(735)
Total retail finance receivables, net	21,120	10,997	32,117	17,530	10,859	28,389
Commercial
Commercial finance receivables, net of fees	6,527	4,596	11,123	4,051	4,388	8,439
Less: allowance for loan losses	(30)	(20)	(50)	(23)	(24)	(47)
Total commercial finance receivables, net	6,497	4,576	11,073	4,028	4,364	8,392
Total finance receivables, net	$27,617	$15,573	$43,190	$21,558	$15,223	$36,781

(a) Includes $1.3 billion and $1.1 billion of direct-financing leases at December 31, 2016 and December 31, 2015.
(b) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $191 million and $179 million at December 31, 2016 and December 31, 2015.

Allowance for Loan Losses	December 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Allowance for loan losses as a percentage of retail finance receivables, net of fees	3.1%	1.1%	2.4%	3.4%	1.1%	2.5%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.4%	0.4%	0.6%	0.5%	0.6%

Delinquencies	December 31, 2016			December 31, 2015
	North America	International	Total	North America	International	Total
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	5.3%	0.7%	3.7%	6.3%	0.8%	4.2%
Greater than 60 days	2.0%	1.0%	1.7%	2.2%	0.8%	1.6%
Total	7.3%	1.7%	5.4%	8.5%	1.6%	5.8%

	Three Months Ended December 31,
Charge-offs and Recoveries	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$279	$39	$318	$250	$36	$286
Less: recoveries	(130)	(12)	(142)	(118)	(11)	(129)
Net charge-offs	$149	$27	$176	$132	$25	$157
Net annualized charge-offs as a percentage of average retail finance receivables	2.8%	1.0%	2.2%	3.0%	0.9%	2.2%
Recoveries as a percentage of gross repossession charge-offs(a)	49.8%			53.4%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Year Ended December 31,
	2016			2015
	North America	International	Total	North America	International	Total
Charge-offs	$1,019	$152	$1,171	$859	$137	$996
Less: recoveries	(508)	(51)	(559)	(439)	(47)	(486)
Net charge-offs	$511	$101	$612	$420	$90	$510
Net charge-offs as a percentage of average retail finance receivables	2.6%	0.9%	2.0%	2.7%	0.8%	1.9%
Recoveries as a percentage of gross repossession charge-offs(a)	52.7%			56.4%

(a)
Charge-offs for the International Segment primarily include the write-down of receivables to net realizable value. As a result, a calculation of recoveries as a percentage of gross charge-offs is not meaningful.

	Three Months Ended December 31,
Operating Expenses	2016			2015
	North America	International	Total	North America	International	Total
Annualized operating expenses as a percentage of average earning assets	1.6%	4.7%	2.2%	2.0%	3.6%	2.5%

	Year Ended December 31,
	2016			2015
	North America	International	Total	North America	International	Total
Operating expenses as a percentage of average earning assets	1.7%	3.8%	2.2%	2.3%	3.5%	2.7%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com